EXHIBIT 10.46

                       AGREEMENT FOR EXERCISE OF OPTIONS;
                     ASSIGNMENT OF OIL AND GAS INTERESTS AND
                           GRANT OF PRODUCTION PAYMENT


     THIS AGREEMENT FOR EXERCISE OF OPTIONS; ASSIGNMENT OF OIL AND GAS INTERESTS AND GRANT OF PRODUCTION PAYMENT (this "Agreement") is entered into effective as of April 1, 2001 (the "Option Effective Date") by and between HS RESOURCES, INC., a Delaware corporation having offices at 1999 Broadway, Suite 3600, Denver, Colorado 80202, for itself and as successor to Wattenberg Resources Land, L.L.C. and to Orion Acquisition, Inc. ("HSR") and WATTENBERG GAS INVESTMENTS, LLC, a Delaware limited liability company having offices at 82 Devonshire Street, R25C, Boston, Massachusetts 02109 ("WGI").

                                    Recitals
                                    --------

     A. HSR and WGI are parties to various Purchase and Sale Agreements dated December 1, 1995 (HSR-I), April 25, 1996 (HSR-II), May 21, 1996 (HSR-III), June 14, 1996 (HSR-IV), June 14, 1996 (HSR-V), June 14, 1996 (HSR-VI), June 28, 1996
(HSR-VII), and December 30, 1997 (HSR-XI) (collectively, the "Purchase Agreements"). Any defined term used in this Agreement but not defined herein shall have the meaning given to such term in the Purchase Agreements.

     B. Pursuant to the Purchase Agreements, WGI purchased certain oil and gas interests in consideration for the following "Purchase Price" payments to HSR on the date of the respective transaction, reduced by the payments noted for partial exercises of the Options described below:

        Transaction     Purchase Price      Partial Option Exercise Payments
        -----------     --------------      --------------------------------
        HSR-I             $1,300,000              $37,550 (6-30-98,Rosewood)
                                                  $   182 (5-1-99, SWP)
                                                  $ 2,240 (9-1-99, POG)
        HSR-II            $  340,000
        HSR-III           $  300,000
        HSR-IV            $  110,000
        HSR-V             $1,110,000              $   799 (5-1-99, SWP)
        HSR-VI            $  230,000              $ 6,220 (9-1-99, POG)
        HSR-VII           $  528,000
        HSR-XI            $  112,000              $   290 (9-1-99, POG)

     C. Pursuant to the Purchase Agreements, HSR assigned the Subject Interests to WGI and reserved a production payment of 100% of the Net Profits for a specific volume of produced Subject Hydrocarbons (the "WGI Production Payments") in the following documents entitled Wellbore Assignment of Oil and Gas Leases with Reservation of Production Payment (collectively, the "Assignments"):

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          Effective Date  Transaction   Recording Date  Reception # - CO County
          --------------  -----------   --------------  ------------------------
          12-1-95         HSR-I         12-20-95        2468472 - Weld
                                        12-20-95        132527 - Adams
          5-1-96          HSR-II        5-22-96         2492543 - Weld
          5-15-96         HSR-III       6-12-96         2495974 - Weld
          6-1-96          HSR-IV        7-15-96         2501067 - Weld
          6-1-96          HSR-V         7-15-96         2501070 - Weld
                                        7-11-96         193108 - Adams
                                        7-12-96         1624550 - Boulder
          6-1-96          HSR-VI        7-15-96         2501073 - Weld
                                        7-11-96         193111 - Adams
          7-1-96          HSR-VII       7-24-96         2502578 - Weld
          12-15-97        HSR-XI        3-4-98          2597795 - Weld
                                        3-5-98          CO369787 - Adams

     Each Assignment sets forth the wells and oil and gas leases covered by such Assignment and such wells are collectively referred to herein as the "Wells" and such oil and gas leases are collectively referred to herein as the "Leases".

     D. Pursuant to the Purchase Agreements, WGI granted to HSR the option to repurchase all of WGI's oil and gas interests in the various applicable Wells under the following documents entitled Option to Purchase Oil and Gas Interests (collectively, the "Options"):

          Effective Date  Transaction   Recording Date  Reception # - CO County
          --------------  -----------   --------------  ------------------------
          12-1-95         HSR-I         12-20-95        2468473 - Weld
                                        12-20-95        132528 - Adams
          5-1-96          HSR-II        5-22-96         2492544 - Weld
          5-15-96         HSR-III       6-12-96         2495975 - Weld
          6-1-96          HSR-IV        7-15-96         2501068 - Weld
          6-1-96          HSR-V         7-15-96         2501071 - Weld
                                        7-11-96         193109 - Adams
                                        7-12-96         1624551- Boulder
          6-1-96          HSR-VI        7-15-96         2501074 - Weld
                                        7-11-96         193112 - Adams
          7-1-96          HSR-VII       7-24-96         2502579 - Weld
          12-15-97        HSR-XI        3-4-98          2597796 - Weld
                                        3-5-98          CO369788 - Adams

     E. Each of the Options set forth terms under which HSR can purchase the respective oil and gas interests from WGI, including but not limited to the method to determine the price to exercise the Option and the dates during which the Option is effective.

     F. Pursuant to the Purchase Agreements, WGI and HSR entered into various Management Agreements for the operation of the Wells, which are evidenced by instruments entitled Memorandum of Management Agreement and Power of Attorney, recorded as follows (the "Management Agreements"):

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

          Effective Date  Transaction   Recording Date  Reception # - CO County
          --------------  -----------   --------------  ------------------------
          12-1-95         HSR-I         12-20-95        2468474 - Weld
                                        12-20-95        132529 - Adams
          5-1-96          HSR-II        5-22-96         2492545 - Weld
          5-15-96         HSR-III       6-12-96         2495976 - Weld
          6-1-96          HSR-IV        7-15-96         2501069 - Weld
          6-1-96          HSR-V         7-15-96         2501072 - Weld
                                        7-11-96         193110 - Adams
                                        7-12-96         1624552- Boulder
          6-1-96          HSR-VI        7-15-96         2501075 - Weld
                                        7-11-96         193113 - Adams
          7-1-96          HSR-VII       7-24-96         2502580 - Weld
          12-15-97        HSR-XI        3-4-98          2597797 - Weld
                                        3-5-98          CO369789 - Adams

     G. Pursuant to the Purchase Agreement for the HSR-XI transaction, a Recourse Promissory Note dated December 30, 1997 was granted by WGI to HSR (the "Recourse Note").

     H. Pursuant to the Purchase Agreements, the members of WGI entered into two separate Contribution Agreements to contribute funds to WGI to pay the amounts to be paid by WGI under the Purchase Agreements and Assignments. FMR Corp. guarantied the payment by its corporate affiliate members of amounts due pursuant to their Contribution Agreement by that certain Guaranty Agreement - FMR Corp. dated December 14, 1995 (the "FMR Guaranty"). State Street Boston Corporation guarantied the payment by its corporate affiliate member of amounts due pursuant to its Contribution Agreement by that certain Guaranty Agreement - State Street Boston Corporation dated December 14, 1995 (the "State Street Guaranty").

     I. HSR desires to exercise all of the Options, terminate the WGI Production Payments, terminate the FMR Guaranty, terminate the State Street Guaranty, cancel the Recourse Note, and terminate the Management Agreements, all pursuant to the terms and conditions set forth in this Agreement, and WGI desires to convey all of its interests in the Wells and Leases to HSR in accordance with the terms and conditions of this Agreement, subject to the terms of the Option Exercise Production Payment.

     In consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:

                                    Agreement
                                    ---------

I.   Assignment
     ----------

     In consideration of (i) the delivery from HSR to WGI of the Option Exercise Price Payment (as defined below), (ii) the conveyance of and payments from HSR to WGI under the Option Exercise Production Payment (as defined below), and
(iii) other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WGI does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY to HSR, its successors

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

and assigns, as of the Option Effective Date all of the following interests which WGI obtained in the Assignments (collectively, the "Interests"):

     1. All of WGI's right, title and interest (including but not limited to working interests, royalty interests and overriding royalty interests) in and to the oil and gas leases and mineral interests described in Exhibit "A," attached hereto and made a part hereof for all purposes, and the wells described in Exhibit "B," attached hereto and made a part hereof for all purposes (the above described interest in such leases and mineral interests being herein called the "Leases" and the above described interest in such wells being herein called the "Wells"), subject to any restrictions, exceptions, reservations, conditions, limitations, burdens, contracts, agreements and other matters applicable to the Leases and the Wells;

     2. All of WGI's right, title and interest in and to, or derived from, the following insofar and only insofar as same are attributable to the Leases and the Wells:

          (a) All presently existing and valid oil, gas or mineral unitization, pooling, operating and communitization agreements, declarations and orders affecting the Leases and Wells, with respect to the properties covered and the units created thereby (the "Units");

          (b) The personal property and fixtures that are appurtenant to the Leases, the Wells and the Units, including all wells, casing, tubing, pumps, separators, tanks, lines and other personal property and oil field equipment on such Leases or Units;

          (c) All presently existing and valid gas sales, purchase, gathering and processing contracts and operating agreements, joint venture agreements, partnership agreements, rights-of-way, easements, permits and surface leases and other contracts, agreements, instruments, rights and claims, only in relevant part to the extent and insofar as the same are appurtenant to the Leases, Wells and interests conveyed in the Units;

to have and to hold the Interests forever.

WGI and HSR confirm (i) that HSR has given notice to WGI which is sufficient to satisfy the terms of the notice provisions under the Options, and (ii) that the consideration delivered and received is in full satisfaction and discharge of the Option Price with respect to the Interests and any and all payments required under the Options for the Interests.

This assignment is made without representation or warranty of title to the Interests except for matters arising by, through or under WGI, but not otherwise.

II.  Payment and Closing
     -------------------

     1. Penalty Payments. Paragraph 1.a. of each of the Options establishes certain penalty payments to exercise the Options prior to January 1, 2003 (the "Penalty Payments"). Upon the execution of this Agreement and the conclusion of the Closing

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

     contemplated hereunder, HSR shall have no further obligation to WGI for the Penalty Payments.

     2. Option Price. Paragraph 5 of each of the Options establishes the Option Price to exercise the Option. The Option Price is the estimated current fair market value of WGI's interest in the Interests (post-WGI Production Payment tail net of the Reversion Interest) to be purchased. The parties agree that the current fair market value of WGI's interest in the Interests as of the Option Effective Date plus the Penalty Payments is equal to the sum of the value of (i) the Option Exercise Production Payment, and (ii) the Option Exercise Price Payment (as defined below).

     3. Option Exercise Production Payment. HSR hereby grants to WGI a production payment interest in and to the production of Subject Hydrocarbons (including, but not limited to, any Subject Hydrocarbons resulting from hydraulic fracture restimulation of the Wells) from the Leases, such that, commencing with the calendar quarter which includes the Option Effective Date, HSR shall make payments to WGI within sixty (60) days following the end of each calendar quarter in an amount equal to $0.8385 of each dollar of tax credits available to HSR under Section 29 of the Internal Revenue Code of 1986, as amended (the "Code") as a result of the sale of Subject Hydrocarbons produced from the Wells during such calendar quarter (determined without regard to limitations on HSR's use of the credits imposed by Section 29(b)(6) of the Code and without regard to whether HSR has sufficient income to actually use such credits or in fact actually utilizes such credits), through that calendar quarter which ends on December 31, 2002 (the "Option Exercise Production Payment"). Payments from HSR to WGI under the Option Exercise Production Payment shall be limited to and made only from the proceeds of production from the Subject Hydrocarbons. HSR shall have no obligation to make payments to WGI on any tax credits which may be available to HSR after December 31, 2002, even if the provisions of Section 29 of the Code are extended beyond December 31, 2002. Payments on the Option Exercise Production Payment shall be computed and made by HSR to WGI in the same manner that WGI was required to make payments to HSR under the Purchase Agreements. Any outstanding payment under the Option Exercise Production Payment which is due and owing shall bear interest at the rate of eighteen percent (18%) per annum, compounded daily, from the date the payment is due until the date the payment is received by WGI. The obligation to make payments on the Option Exercise Production Payment shall survive the Closing of this Agreement and shall continue until all of the payments due with respect to the production of Subject Hydrocarbons from the Option Effective Date through and until December 31, 2002 have been paid to and received by WGI. Upon receipt of all payments due under the Option Exercise Production Payment, WGI shall execute and deliver to HSR a recordable instrument evidencing satisfaction and termination of the Option Exercise Production Payment.

     4. Closing and Assignment. The closing of the purchase of the Interests pursuant to the exercise of the Options shall occur at the offices of HSR on April 3, 2001 (the "Closing"). Upon full execution and delivery of this Agreement, HSR will deliver by wire transfer a payment to WGI (the "Option Exercise Price Payment") in the amount of $7,100,562.00. For the convenience of the parties hereto, this Agreement and all related documents may be signed and transmitted to Davis Graham & Stubbs LLP prior to April 3, 2001, but shall be held in escrow and deemed not delivered until the Closing occurs on April 3, 2001.

III. Cancellation of Recourse Note
     -----------------------------

     HSR hereby cancels and terminates as of the Option Effective Date the Recourse Note. HSR delivers herewith to WGI the original of the Recourse Note, marked "CANCELED, PAID IN FULL," evidencing the full and complete satisfaction of the obligations thereunder by WGI, and the waiver and release hereunder by HSR of any unsatisfied obligations therein of WGI.

IV.  Termination of WGI Production Payment Obligations
     -------------------------------------------------

     HSR hereby releases WGI of all liability with respect to the WGI Production Payments due on the production of Subject Hydrocarbons occurring after the Option Effective Date.

V.   Termination of Guaranties
     -------------------------

     HSR hereby releases FMR Corp. of all liability for its obligations under the FMR Guaranty, and HSR and WGI hereby terminate the FMR Guaranty as of the Option Effective Date. HSR hereby releases State Street Boston Corporation and its successors of all liability for its obligations under the State Street Guaranty, and HSR and WGI hereby terminate the State Street Guaranty as of the Option Effective Date.

VI.  Termination of Management Agreements
     ------------------------------------

     WGI and HSR hereby terminate the Management Agreements; provided, however, that all obligations of HSR to maintain insurance which identifies WGI as an additional insured shall continue through the Option Effective Date, and provided further, that the obligation of HSR for indemnification of WGI under the Management Agreements shall survive the termination of the Management Agreements. HSR hereby waives any and all claims and causes of action it has or may have against WGI under the Management Agreements and acknowledges that its authority as Attorney-in-Fact of WGI with respect to the Interests under the respective Management Agreements is hereby extinguished.

VII. Representations and Covenants.
     -----------------------------

     1. HSR hereby ratifies and confirms all of its representations and warranties under each Purchase Agreement regarding the qualification of the Subject Hydrocarbons for the tax credits available under Section 29 of the Code. The rights of WGI under the Purchase Agreements shall survive the Closing, and WGI shall be entitled to enforce all of the remedies under the Purchase Agreements for any failure of any of the Subject Hydrocarbons to satisfy any such qualification requirements.

     2. Notwithstanding the termination of the Management Agreements, HSR covenants that for all Subject Hydrocarbons produced during the period from the Option Effective Date until December 31, 2002, HSR will provide WGI with reports at the same time

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

     payments are made on the Option Exercise Production Payment, and such reports shall be sufficient to support the computation of the payment and the underlying tax credits available to HSR during such quarter. WGI shall have the right to audit the books and records (including federal income tax returns) of HSR with respect to the production and sales of Subject Hydrocarbons from the Wells and Leases and the tax credits associated therewith from the effective date of the respective Purchase Agreement until December 31, 2004.

     3. Within sixty (60) days after the Option Effective Date, HSR and WGI shall reconcile and set off the outstanding amounts due between them on any and all (i) Prepaid Credit Amounts, (ii) Credit Payment Amounts which have accrued and are due and owing based on sales of Subject Hydrocarbons through March 31, 2001, and (iii) overpayments of Credit Payment Amounts with respect to the Subject Hydrocarbons produced prior to the Option Effective Date. The reconciliation of such amounts shall be documented by a written statement signed by both parties, and the resulting net payment after set off shall occur by wire transfer of immediately available funds to the party to whom such net payment is due.

     4. If at any time following the execution and delivery of this Agreement but prior to July 1, 2002, HSR determines that it cannot utilize the tax credits available under Section 29 of the Code with respect to the sale of Subject Hydrocarbons, HSR and WGI covenant to enter into good faith negotiations for a period of thirty (30) days following HSR's written notification to WGI of such determination in an effort to monetize the value of the tax credits available through December 31, 2002 on terms substantially similar to those under the Purchase Agreements. Neither HSR nor WGI shall be bound to enter into any such agreement.

     5. HSR represents and warrants that the Interests are not subject to any preferential right, consent to assignment, or similar limitation on transfer, except to the extent previously disclosed by HSR to WGI pursuant to the Purchase Agreements. HSR shall indemnify, defend, save and hold harmless WGI and its affiliates, officers, directors, successors and assigns from any claim or cause of action related to or arising from any preferential right, consent to assignment or similar limitation on transfer affecting this Agreement and HSR further waives any claim or cause of action it might have against WGI in any way related to such preferential right, consent to assignment, or similar limitation on transfer.

VIII. Miscellaneous.
      -------------

     1. The Credit Payment Amount overpayment provisions set forth in each Purchase Agreement shall not be amended, waived or limited in any way by the terms of this Agreement and the rights of WGI under the Purchase Agreements shall survive the Closing.

     2. The parties acknowledge and agree that the conditions precedent to the Incentive Compensation Agreement dated December 29, 1998 between WGI and HSR becoming

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

     effective were not satisfied and that neither party shall have any obligations or liability thereunder.

     3. The parties hereto agree to execute and deliver to each other all such other and additional instruments, notices and documents and to do all such other and further acts as may be necessary to more fully effect the intent of the parties contemplated herein.

     4. This Agreement sets forth the full and complete agreement of the parties hereto with respect to the subject matter hereof, and this Agreement may not be amended except by written document executed by both HSR and WGI.

     5. This Agreement is binding upon and shall inure to the benefit of HSR and WGI and their respective successors and assigns; provided, however, that the Option Exercise Production Payment shall remain as a burden against the Leases until the production payment obligation is satisfied thereunder.

     6. This Agreement may be executed in multiple counterparts, with each counterpart being an original, and all counterparts together constituting the Agreement.

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


Attest:                                  HS RESOURCES, INC.


By: /s/ JAMES M. PICCONE                 By: /s/ JAMES E. DUFFY
   ----------------------------------       ------------------------------------
Name:  James M. Piccone                  Name:  James E. Duffy
Title: Secretary                         Title: Chief Financial Officer


                                         WATTENBERG GAS INVESTMENTS, LLC
                                         By its Manager,
                                         Fontenelle, Inc.


                                         By: /s/ GARY L. GREENSTEIN
                                            ------------------------------------
                                         Name:  Gary L. Greenstein
                                         Title: Attorney-in-Fact


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